Exhibit 2.1

STARTOOL® ASSET PURCHASE AGREEMENT

THIS STARTOOL® ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into on August 18, 2000, by and among Serena Software, Inc., a Delaware corporation (“Buyer”) and **, an individual (“Seller”).

Recitals

A. Buyer, which at the time was known as Serena Software International, Inc. a California corporation, and Seller entered into an Employment and Software Distribution Agreement dated October 28, 1993 (alternatively, the “Employment Agreement” or “Software Distribution Agreement”) whereby Seller grants to Buyer an exclusive, worldwide, non-transferable license to copy, market, and distribute the computer program known as PDSTOOLS™ and all options thereto and, in addition, Buyer agreed to employ Seller as Software Architect (“Position”) to continue to develop, support and maintain PDSTOOLS, and Seller agreed to accept such employment, under the terms and conditions set forth therein.

B. Buyer currently distributes, and provides professional services and technical support with respect to, the latest version of PDSTOOLS, and all options thereto, now known as StarTool® a registered trademark of Seller, to end users throughout the world (the “StarTool Users”) and pays royalties to Seller pursuant to the Software Distribution Agreement, while Seller continues to develop, maintain, and support StarTool® pursuant to his duties and obligations as set forth in the Employment and Software Distribution Agreement.

C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s right, title and interest in and to the StarTool Program (as defined below), and all Technical Documentation and all Intellectual Property Rights related thereto, as well as all upgrades, enhancements, modifications or improvements thereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

The terms defined in this Article I shall, for all purposes of this Agreement, have the following meanings:

1.1 “Closing Date” shall mean the date of closing of this transaction as defined in Article III below.

1.2 “Governmental Authorities” shall mean duly appointed or elected authorities of any federal, state, local or foreign governmental entities or political subdivisions having jurisdiction over matters that are a subject of this Agreement.

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1.3 “Purchase Price” shall mean the price paid by Buyer for the Assets as defined in Section 2.4 below.

1.4 “StarTool Program” shall mean any and all existing versions of the computer program described in Exhibit A hereto including, without limitation, the current version and previous versions referred to as PDSTOOLS™, StarWarp®, StarBat™, DB2, IMS and any other options or applications that may run with or were developed for PDSTOOLS or StarTools and all future upgrades, enhancements, modifications, or improvements thereof, whether in executable or object code or source code.

ARTICLE II SALE AND PURCHASE OF ASSETS

2.1 Sale of Assets. Seller hereby sells, transfers, assigns, conveys to Buyer, free and clear of all liens, claims, encumbrances, restrictions or rights of third parties, and Buyer hereby purchases, acquires and accepts from Seller the following of Seller’s assets and properties, wherever located (the “Assets”):

(a) all of Seller’s right, title and interest in and to StarTool Program;

(b) all source code listings, user manuals, training materials, and other work product, and all other technical and descriptive materials relating to the acquisition, plan, design, organization, development, use or maintenance of the StarTool Program and, to the extent such items exist, databases, compilations, schematics and flow charts pertaining to the StarTool Program (the “Technical Documentation”); and

(c) all trademarks, trademark applications, trade names, copyrights, copyright registrations and applications, as well as trade secrets, proprietary information and know how, inventions, associated with the StarTool Program and the Technical Documentation including, without limitation, the PDSTOOLS™, StarTool®, SuperEdit™, StarWarp®, StarBat™ marks and any other marks pertaining to the StarTool Program and, to the extent such items exist, drawings, designs, any patents (including issued patents, patent applications, divisions, continuations and continuations in part), service marks and service mark registrations pertaining to the StarTool Program and Technical Documentation (the “Intellectual Property”).

2.2 Delivery of Assets. In addition to any of the Assets which are currently in the possession of Buyer pursuant to the performance of its obligations under the Software Distribution Agreement, all of which have been transmitted to Buyer either in electronic form or downloaded at Buyer’s place of business by Seller, all of the Assets transferred from Seller to Buyer hereunder shall be transmitted either in electronic form or downloaded onto a computer at Buyer’s place of business by Seller without transfer to or possession by Buyer of any tangible delivery media.

2.3 Further Assurances. Seller agrees to execute and deliver to Buyer such further documents and instruments as may be necessary to vest in Buyer good, valid and marketable title to all of the Assets, free and clear of all liens, claims, encumbrances, restrictions or rights of third parties, in the United States and throughout the world. To the extent that any sale, transfer, use or other similar taxes may be imposed by reason of such sale, transfer, assignment and delivery of the Assets, Buyer shall be solely responsible for any and all such taxes.

2.4 Payment of Purchase Price. In consideration of the sale, transfer and assignment of the Assets pursuant to this Agreement, Buyer shall pay to Seller at Closing Twenty Million Dollars ($20,000,000) (the “Purchase Price”), of which Sixteen Million Dollars ($16,000,000) shall be in the form of cash and Four Million Dollars ($4,000,000) shall be in the form of 130,612 shares of common stock in Buyer (the “Shares”) being the number of Shares that are equal in value to Four Million Dollars ($4,000,000) divided by $30.625 which is the average of Buyer’s stock price at market close during the ten (10) business days prior to the Closing Date. It is understood that Buyer paid Seller a royalty payment of $641,220.91 pursuant to the Software Distribution Agreement on August 14, 2000 and that such royalty payment shall be deemed an advance of the purchase price and offset against the cash portion of the purchase price to be paid hereunder.

2.5 Escrow Arrangement. At the Closing, Buyer shall deposit ** of the Shares which represent ** of the Purchase Price (the “Escrow Shares”) with Chase Manhattan Bank & Trust Co. or another third person mutually satisfactory to Buyer and Seller, as escrow agent (the “Escrow Agent”). The Escrow Shares shall be applied towards the payment of any Losses (as defined below) relating to or arising out of breaches of representations, warranties, or covenants of Seller in connection with this Agreement and the transactions contemplated hereby in accordance with Article X hereof and an escrow agreement in substantially the form of Exhibit B (the “Escrow Agreement”). The delivery of the Escrow Shares by Buyer to the Escrow Agent will be made on behalf of Seller in accordance with the provisions hereof with the same force and effect as if such Shares had been delivered by Buyer directly to Seller and subsequently delivered by Seller to the Escrow Agent.

ARTICLE III CLOSING

Subject to the satisfaction of all conditions precedent specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof, the Closing under this Agreement shall take place at 2:00 p.m. on the date hereof August 18, 2000 (the “Closing Date”), unless a later date is otherwise agreed to by the parties. The Closing shall be held at Buyer’s offices at 500 Airport Boulevard, 2nd Floor, Burlingame, CA 94010 or at such other time and place as the parties may agree upon in writing.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE ASSETS

Seller hereby represents and warrants to Buyer as follows:

4.1 Authority. Seller is an individual with all necessary power and authority to enter into and perform this Agreement and the to execute and deliver this Agreement. This Agreement, when fully executed in accordance with the terms hereof shall constitute valid and binding obligations of Seller, enforceable against it in accordance with its terms.

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4.2 No Consents. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

4.3 No Conflicts. Except for any contract entered into by Serena pursuant to the Software Distribution Agreement, the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder shall not: (a) be in violation or breach of, or conflict with or constitute a default under, any of the terms of any material contract, agreement or commitment binding upon Seller or any of its assets or properties; (b) result in the creation or imposition of any lien, encumbrance, or restriction upon any of the Assets, and (c) conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any of its assets or properties.

4.4 Title to StarTool Program, Technical Documentation and Intellectual Property

(a) Ownership. Seller owns, and Buyer shall receive at Closing, good and marketable title in and to the Assets, including, without limitation, the Intellectual Property, registered trademarks, copyrights (including all registrations and licenses pertaining thereto) and all other intellectual property rights, trade secrets, and other proprietary information, processes and formulae necessary for the ownership and use of the StarTool Program and Technical Documentation and, to the extent such items exist, any patents or service marks pertaining to the StarTool Program and Technical Documentation.

(b) Development of StarTool Program and Technical Documentation. The StarTool Program and the Technical Documentation were either (i) developed by Seller other than as a “work for hire”; (ii) developed by independent contractors who have assigned their rights to Seller pursuant to written agreements; (iii) developed by ** and, with respect to the IMS option, **, both under the direction of Seller; or (iv) otherwise acquired by Seller from a third party under a valid and bona fide assignment or transfer agreement. None of the StarTool Program is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement.

(c) Procedures for Trade Secret Protection. The source code relating to the StarTool Program and Technical Documentation (1) have at all times been maintained in confidence by Seller, and (2) have been disclosed by Seller only to employees, agents, consultants, and contractors of Seller having “a need to know” the contents thereof in connection with the performance of their duties to Seller and (3) have been further disclosed under Seller’s direction to ** who have had access to the source code in connection with the Software Distribution Agreement and which has been stored electronically at Buyer’s place of business on a computer system, access to which was granted by Seller only to **. All such employees, agents, consultants, and contractors have executed standard confidentiality agreements.

(d) Third-Party Components in StarTool Program. The StarTool Program and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The StarTool Program

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and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Assets transferred hereunder.

(e) Third-Party Interests or Marketing Rights in StarTool Program. Except for Buyer’s existing rights under the Software Distribution Agreement, Seller has not granted, transferred, or assigned any right or interest in the StarTool Program, the Technical Documentation, or the Intellectual Property to any person or entity. Except for any contracts, agreements, licenses, and other commitments and arrangements in effect pursuant to the Software Distribution Agreement, there are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the StarTool Program, the Technical Documentation, or the Intellectual Property.

(f) Personnel Agreements. Except for ** who has contributed to and participated in the development of the StarTool Program and **, who has contributed to and participated in the development of the IMS option, both under the direction of Seller, all personnel, including employees, agents, consultants, and contractors, who have contributed to and participated in the conception and development of the StarTool Program, the Technical Documentation, or Intellectual Property on behalf of Seller either (1) have been party to a “work-for-hire” arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

(g) Absence of Claims and Infringement. Except for the litigation filed by Compuware Corporation (“Compuware”) against Buyer in the United States District Court for the Eastern District of Michigan, Southern Division (the “Compuware Litigation”), no litigation, action, proceeding or claim has been instituted, is pending or has been asserted or threatened by any person or entity contesting the right of Seller to use, develop, sell, distribute or otherwise exploit the StarTool Program, the Technical Documentation or the Intellectual Property, and Seller does not know of any valid basis for any such claim. The use, development, sale, distribution or exploitation of the StarTool Program, the Technical Documentation and the Intellectual Property by Seller does not infringe upon the rights of any person and the use, sale, distribution or exploitation of the StarTool Program, the Technical Documentation and the Intellectual Property by Buyer, after the Closing Date, will not infringe upon the rights of any person.

4.5 Adequacy of Technical Documentation. The Technical Documentation includes the source code, system documentation, and statements of principles of operation for the StarTool Program, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes identification of any program (including compilers), “workbenches,” tools, and higher level (or “proprietary”) language used for the development, maintenance, and implementation of the StarTool Program.

4.6 Performance of the StarTool Program. The StarTool Program performs, materially free of known bugs, viruses or programming errors, the functions described in Exhibit A hereto.

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4.7 Year 2000 Compliance. The StarTool Program will record, store, process and calculate and present calendar dates falling on and after December 31, 1999, and will calculate any information dependent on or relating to such dates in the same manner and with substantially the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively “Year 2000 Compliant”). The StarTool Program will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999. The current versions of the StarTool Program may be used prior to, during and after December 31, 1999, such that it will operate prior to, during and after such time period without error caused by any data that represent or reference different centuries or more than one century.

4.8 No Default. Seller has in all material respects performed, or is now performing, the obligations of, and is not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement or commitment binding upon it or its Assets that, if not so performed, would have a material detriment on the value of the Assets.

4.9 Brokers or Finders. Seller has not incurred and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fee or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.10 Accuracy of Information. None of the statements, representations and warranties contained herein and the information furnished by or on behalf of Seller to Buyer, its agents or representatives in connection with these transactions or this Agreement did contain or shall contain, at the respective times such information is or was delivered, any untrue statement of a material fact, or omitted or shall omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.11 No Default under Software Distribution Agreement. Seller has in all material respects performed, or is now performing, the obligations of, and is not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in default) in respect of the Software Distribution and Employment Agreement.

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER REGARDING THE SHARES

5.1 Private Placement Exemption. Seller acknowledges that the issuance of shares of common stock of Buyer (“Share” or “Shares”) to Seller pursuant to this Agreement is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather is being made privately on behalf of Buyer, in reliance upon exemptions from the Securities Act and applicable state Blue Sky or securities laws. Seller further acknowledges that the representations and warranties set forth in this Section are needed by Buyer in order to ensure the availability of such exemptions and to determine (a) whether an investment in the Shares is suitable for Seller and (b) whether Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Shares. Seller has been advised that the consummation of the transaction contemplated by this Agreement (the “Transaction”) and the issuance of Shares to Seller pursuant thereto is among other things conditioned upon the covenants and agreements of Seller set forth in this Section.

5.2 Representations and Warranties of Seller. Seller hereby represents, warrants, covenants and agrees, and provides certain information, as follows:

(a) Seller is twenty-one years of age or older;

(b) Seller has neither received nor relied upon any statement, advice, or representation by Buyer or any of its representatives regarding the income tax consequences of the Transaction, and has consulted with Seller’s own legal and tax counsel and investment advisers regarding such consequences;

(c) Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Shares, and, if a resident of, or domiciled in, a certain state, meets any additional suitability standards applicable to Seller under such respective state law;

(d) Seller has had the opportunity to ask questions of and to receive answers from a representative of Buyer concerning the terms and conditions of the Transaction and the business of Buyer, and in connection therewith, has been provided all such other information as Seller reasonably desired to examine in order to evaluate an investment in the Shares, and all such questions have been answered to the full satisfaction of Seller;

(e) Seller has been advised and understands that an investment in Buyer is speculative and, in connection with the matters contemplated hereby, Seller has relied solely upon independent investigations made by Seller. In particular, Seller has been advised that the results of operations and financial condition of Buyer are subject to certain risks and uncertainties, including: seasonal trends in sales of Buyer’s software products, Buyer’s revenue substantially depending upon its installed customer base renewing maintenance agreements for Buyer’s products and licensing additional products; development of the software change management (SCM) market; continued market for IBM and IBM-compatible mainframes; possible delays in developing Buyer’s products; possible factors hindering the expansion of Buyer’s distribution channels; risks of international operations; competition in the SCM industry; limited protection against potential infringes of Buyer’s own intellectual property rights; Buyer’s ability to compete with new or improved products or services offered by its competitors;

(f) Seller has not relied upon any representation or warranty as to the period of time Seller may be required to hold the Shares, or as to projected or forecasted profits or losses which may be earned or incurred by Buyer, or any other representation or warranty from Buyer or any of its directors, officers, affiliates, employees or agents as it relates to the issuance of the Shares. In addition, Seller is not acquiring any Shares as a result of or subsequent to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees, including Seller, had been invited as a result of, subsequent to or pursuant to, any of the foregoing;

(g) Seller is acquiring the Shares for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares so acquired;

(h) Seller understands that the Shares have not been and will not be, except as expressly provided in Section 9.3 below, registered under the Securities Act or the Blue Sky or securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and Seller agrees that Seller’s Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state Blue Sky or securities laws. Seller has been advised that, except as expressly provided in Section 9.3 below, Buyer has no obligation to cause the Shares to be registered under the Securities Act or to comply with any exemption under the Securities Act, including, but not limited to, that set forth in Rule 144 promulgated under the Securities Act, which otherwise might permit the Shares to be sold by Seller. Seller understands that all certificates representing the Shares will bear a legend restricting the transfer thereof;

(i) Seller will cause any proposed transferee of Shares from Seller, other than a transferee who purchases pursuant to an effective registration statement satisfying the requirements of the Securities Act or pursuant to Rule 144 under the Securities Act, to agree to take and hold such Shares subject to the provisions and upon the conditions specified herein;

(j) Seller understands that no federal or state agency has made any finding or determination as to the fairness of the Transaction, or any recommendation or endorsement of the Shares;

(k) All information which Seller has provided Buyer, specifically including the information, representations and warranties of Seller contained in this Article V, is true, correct and complete in all respects as of the date first above written and Seller agrees to furnish any additional information which Buyer may reasonably request and to notify Buyer immediately should any material change occur; and

(l) Seller is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

5.3 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of any of the Shares for at least twelve (12) months after the Closing Date and then only if:

(a) there is then in effect a registration statement under the act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Buyer, Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer, that such disposition will not require registration of any such securities under the Securities Act.

5.4 Legends. It is understood that any certificates evidencing the Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

6.1 Organization and Authority. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable against it in accordance with its terms.

6.2 No Consents. No consents, approvals, orders, waivers or authorizations of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

6.3 No Conflicts. The execution and delivery of this Agreement by Buyer and the performance of its obligations hereunder shall not: (a) be in violation or breach of, or conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of Buyer or any material contract, agreement or commitment binding upon Buyer or any of its assets or properties; (b) result in the creation or imposition of any lien, encumbrance, or restriction upon any of the assets or properties of Buyer; and (c) conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any of its assets or properties.

6.4 Buyer’s Common Stock. The Shares to be issued in connection with this Agreement will, upon such issuance and delivery to Seller, be duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights.

6.5 SEC Reports. Buyer has made available to Seller all required forms, reports and documents which it has been required to file with the Securities and Exchange Commission since

June 30, 1998 (collectively, the “SEC Reports”), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports, including, without limitations, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Report, any statement or omission therein that has been corrected or otherwise disclosed in a subsequent SEC Report.

6.6 Brokers or Finders. Buyer has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

6.7 No Default. Buyer has in all material respects performed, or is now performing, the obligations of, and is not in material default individually or in the aggregate (or would not by the lapse of time and/or the giving of notice be in default) in respect of the Software Distribution and Employment Agreement.

6.8 Accuracy of Information. None of the statements, representations and warranties contained herein and the information furnished by or on behalf of Buyer and Seller, its agents or representatives in connection with these transactions or this Agreement did contain or shall contain, at the respective times such information is or was delivered, any untrue statement of a material fact, or omitted or shall omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.9 Settlement of Compuware Litigation. Compuware and Buyer have entered into a binding settlement agreement with respect to the Compuware Litigation in which Compuware agreed to dismiss with prejudice the action brought against Buyer, its affiliates and officers and Seller and to release Buyer, its affiliates and officers and Seller from any and all further claims related to the subject matter of the Compuware Litigation, subject to the terms and conditions of such settlement agreement, the material terms of which applicable to Seller have been disclosed to Seller.

ARTICLE VII PRE-CLOSING COVENANTS OF SELLER AND BUYER

During the period from the date of this Agreement and continuing until the Closing Date or the earlier termination of this Agreement in accordance with Article XI, Seller agrees (except to the extent that Buyer shall otherwise consent in writing), and Buyer agrees (except to the extent that Seller shall otherwise consent in writing) as follows:

7.1 Maintenance of Assets. Seller shall maintain the Assets in customary repair, order and condition, reasonable wear and tear excepted, and on the Closing Date there shall be no material adverse change in the level or quality of the Assets as compared to those on the date of this Agreement.

7.2 Disposition of Assets. Seller shall refrain from disposing of or encumbering any of the Assets, and shall not enter into or assume any obligations with respect to any contract, agreement, lease, license or commitment, except in the ordinary course of business.

7.3 No Shop. Seller, whether directly or indirectly, shall not, nor shall he authorize any investment banker, attorney, accountant or other representative retained by Seller to, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any corporation partnership, individual, person or other entity or group (other than Buyer) concerning any sale or other disposition of either of any of the Assets or any merger or other business combination, or assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. Seller promptly shall communicate to Buyer the terms of any proposal or contract which he may receive in respect of any such transaction.

7.4 Conditions. Seller shall use its best efforts to cause each of the conditions set forth in Article VIII to be fulfilled on or prior to the Closing Date. Buyer shall use its best efforts to cause each of the conditions set forth in Article VIII to be fulfilled on or prior to the Closing Date.

7.5 Full Cooperation. Seller shall cooperate fully with Buyer and its counsel and accountants, and Buyer shall cooperate fully with Seller and his advisors in connection with any steps required to be taken under this Agreement.

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

8.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated in this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless duly waived by Buyer in writing:

(a) Agreements. Seller executes an Escrow Agreement substantially in the form attached hereto as Exhibit B and an Employment Agreement substantially in the form attached hereto as Exhibit C (the “Employment Agreement”).

(b) Authorizations. All consents, authorizations and approvals, under all laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental regulatory authority required to consummate the transactions contemplated herein shall have been obtained.

(c) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise disclosed herein.

(d) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by him under this Agreement prior to the Closing Date.

(e) Schedules, Lists, Documents. All schedules, lists, contracts, documents, and writings required to be delivered by either party pursuant to this Agreement on or prior to the

Closing Date and any changes or modifications to any such schedules, lists, documents and writings delivered pursuant to this Agreement shall be incorporated and made part of this Agreement.

(f) No Action. Except for the Compuware Litigation, there shall not have been instituted, or be pending or threatened, any action or proceeding by or before any court, legislative body or governmental, regulatory or administrative agency or commission, and no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to this Agreement, Seller or Buyer that: (i) seeks the issuance of a temporary, preliminary or permanent injunction against Seller or Buyer preventing the consummation of the transactions contemplated herein; (ii) seeks substantial damages against Buyer if the transactions contemplated herein are consummated and which, in the good faith judgment of Buyer’s Board of Directors (acting upon advice of Buyer’s outside counsel), has a reasonably probability of resulting in such damages; or (iii) could reasonably be expected to prohibit or have a material adverse effect on the ownership of the Assets by Buyer.

(g) No Injunction. No temporary, preliminary or permanent injunction or other order by any foreign, federal or state court which prevents the consummation of the sale of Assets shall have been issued and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

8.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated in this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless duly waived by Seller in writing:

(a) Authorizations. All consents, authorizations and approvals, under all laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental regulatory authority required to consummate the transactions contemplated herein shall have been obtained.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as through made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(c) Performance of Obligations of Buyer. Buyer shall have performed all obligations required to be performed by him under this Agreement prior to the Closing Date.

(d) Payment of Purchase Price. Buyer shall have paid to Seller the Purchase Price in accordance with Section 2.4.

ARTICLE IX POST-CLOSING COVENANTS

9.1 Confidentiality. Except as required by law, the transactions contemplated by this Agreement and any information or documents exchanged between the parties hereto or their representative pursuant to this Agreement, shall be and remain confidential and, shall not be disclosed to any third party, other than attorneys, accountants, agents and other advisors employed by a party hereto who have a need to know for the sole purpose of assisting the parties hereto with respect to the transaction contemplated hereunder, in the absence of an agreement in writing signed

12

by the parties hereto. The parties hereto recognize that the loss which would arise from a breach of the obligations contained in this Section 9.1 cannot be reasonably or adequately compensated in damages in an action at law. Therefore, the parties expressly agree that in addition to any other rights or remedies which they may possess, they shall be entitled to injunctive relief to prevent a breach of the obligations contained in this Section 9.1. In the event that either party is required to disclose any part of the contents of this Agreement including as part of any financial disclosures or annual reporting/disclosure requirements under applicable securities laws, the party that is the subject of such order, decree or requirement shall disclose no more than is required under the applicable order, decree or other requirement. If Buyer deems it necessary to file a copy of this Agreement with the Securities and Exchange Commission (“SEC”), Buyer shall seek confidential treatment with the SEC of this Agreement.

9.2 Non-Competition.

(a) Definition of Competition. For the purposes of this Article IX, a business shall be deemed to be in competition with Buyer if it is engaged in or about to be engaged in providing, marketing or selling any product or service which resembles or competes with the StarTool Program.

(b) Covenant Not to Compete. In connection with the sale of Assets to Buyer contemplated in this Agreement, Seller agrees that for a period of, the earlier of, ** after any voluntary termination by Seller of his employment by Buyer under the Employment Agreement or the expiration of the Initial Term or any renewal term of the Employment Agreement, if so agreed to in that renewal (the “Restricted Period”), he shall not, directly or indirectly, either for himself or for any other person, firm, or corporation:

(i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, any business, whether in proprietorship, partnership or corporate form or otherwise as an officer, director, employee, consultant, advisor, partner or co-venturer, or as a stockholder or other proprietor owning more than a five percent (5%) interest in such business where such business is competitive with the business of Buyer;

(ii) divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit, any of Buyer’s customers, active or inactive, including, but not limited to, those with whom Seller became acquainted prior to the date of this Agreement where such action is competitive with the business of Buyer;

(iii) participate in, undertake planning for or organize any business activity competitive with Buyer or combine or conspire with other employees or representatives of Buyer’s business for the purpose of organizing any such business activity; or

(iv) induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by Buyer or any person or entity supplying goods or services to Buyer to terminate his or her employment, engagement, or business relationship with Buyer.

**=	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c) Material Provisions. Seller hereby specifically acknowledges and agrees that the restrictive covenants set forth herein are material provisions relied upon by Buyer in entering into this Agreement. Seller further acknowledges that he has been advised by Buyer to review this Agreement with its counsel, and that Seller has satisfied itself that the restrictive covenants set forth in this Agreement are reasonable in all respects and that such respective covenants are valid and enforceable obligations of Seller.

(d) Remedies. Seller further acknowledges and agrees that any breach of any obligation set forth in this Section 9.2 will cause irreparable damage to Buyer in an amount that would be extremely difficult or impossible to ascertain and that, in the event of a breach or a threatened breach of any of the provisions of this Section 9.2, Buyer’s remedies at law would be inadequate. Accordingly, in addition to any other relief to which Buyer may be entitled at law or in equity, Buyer shall be entitled to temporary and/or permanent injunctive relief restraining Seller from such breach or threatened breach, and without the necessity of proving actual damages as may be ordered by a court. Nothing in this Section 9.2 shall be construed as preventing Buyer from pursuing any and all other remedies available to it at law or in equity for breach or threatened breach of covenants made in this Section 9.2, including the recovery of money damages from Seller. In the event that the provisions of this Section 9.2 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

9.3 Registration Rights. Buyer shall notify Seller in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Buyer (including, but not limited to, registration statements relating to secondary offerings of securities of Buyer, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), either for its own account or for the account of a security holder or security holders, and Buyer will afford Seller an opportunity to include in such registration statement all or part of the Shares held by Seller (excluding the Escrow Shares if thirty (30) days prior to the date upon which such registration statement is filed such Escrow Shares are still held in escrow). Notwithstanding any of the foregoing, Buyer, at its option, may exclude Seller from inclusion in the subject registration in the event that either (i) Seller is then free to sell all of the Shares that Seller intends to sell without restriction under the provisions of Rule 144 under the Act or otherwise, or (ii) Seller is seeking to include less than 5,000 Shares (with said number equitably and proportionally adjusted to reflect any hereafter effective stock split, reverse stock split, stock dividend, stock exchange or any other substituting or similar event). If the registration statement under which Buyer gives notice under this Section 9.3 is for an underwritten offering, Buyer shall so advise Seller. In such event, the right of Seller to be included in a registration pursuant to this Section 9.3 shall be conditioned upon Seller’s participation in such underwriting and the inclusion of Seller’s Shares in the underwriting to the extent provided herein. Seller shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Buyer. Notwithstanding any other provision of this Agreement, the Shares that Seller may include in such registration statement may be limited if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten.

9.4 Press Release/SEC Report. Buyer shall furnish to Seller a draft of its proposed press release and SEC reports related to the transaction contemplated herein. Buyer shall have an opportunity to provide comments to Seller within a reasonable time period, but understands that such draft may be subject to change based on input from Buyer’s accounting and legal advisors and will be released by Buyer in accordance with its legal and shareholder obligations.

ARTICLE X INDEMNIFICATION

10.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall continue for a period of two (2) years following the Closing Date, except for breaches of the representations, warranties and covenants set forth in Sections 6.4, 9.1 and 9.2, which shall survive until the expiration of all applicable statutes of limitation with respect thereto.

10.2 Indemnification by Seller. Seller shall indemnify and hold harmless Buyer and its directors, officers, employees and agents, from and against any and all claims, demands, actions, liabilities, damages, losses, penalties, deficiencies, expenses and costs of any nature whatsoever, including without limitation attorneys’ and accountants’ fees (hereafter individually a “Loss” and collectively “Losses”), arising from or in connection with:

(a) any breach by Seller of any representation or warranty contained herein or in any Schedule, Exhibit or other document delivered pursuant hereto;

(b) any breach of or any failure by Seller to perform or comply with any covenant, agreement or obligation contained herein, or in any Schedule, Exhibit or other document delivered pursuant hereto;

(c) any liability or obligation of Seller which relates to the ownership or use of any of the Assets prior to the Closing Date (unless such obligation is expressly assumed by Buyer hereunder); and

(d) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing matters set forth in this Section 10.2.

10.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and from and against any and all Losses arising from or in connection with:

(a) any breach by Buyer of any representation or warranty contained herein or in any Schedule, Exhibit or other document delivered pursuant hereto;

(b) any breach of or any failure by Buyer to perform or comply with any covenant, agreement or obligation contained herein or in any Schedule, Exhibit or other document delivered pursuant hereto;

10.4 Indemnification Procedure. For purposes of this Section 10.4, the term “Indemnitee” shall refer to the person entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of this Article X. The term “Indemnitor” shall refer to the person or persons having the obligation to indemnify pursuant to such provisions.

(a) Claims for Indemnification. In the event it shall appear that an event giving rise to indemnification hereunder shall have occurred or is threatened, Indemnitee promptly shall give Indemnitor written notice thereof, stating that such event has occurred or is threatened, describing such event in reasonable detail and specifying or reasonably estimating the amount of the Loss and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises (the “Notice of Claim”). For purposes hereof, any claim for indemnification shall be deemed to have been made as of the date on which the Notice of Claim is delivered.

(i) In the event Indemnitor shall in good faith dispute the validity of all or any amount of a claim for indemnification as set forth in the Notice of Claim, Indemnitor shall, within thirty (30) calendar days of delivery of the Notice of Claim, execute and deliver to Indemnitee a notice setting forth with reasonable particularity the grounds and basis upon which the claim and/or amount of Loss is disputed (the “Dispute Statement”).

(ii) In the event Indemnitor shall not within such thirty (30) calendar day period deliver to Indemnitee a Dispute Statement, then the amount of the claim described in the Notice of Claim or the portion thereof not disputed shall be deemed to be admitted (the “Admitted Liability”) and shall, upon the incurring of such Loss, immediately be due and payable to Indemnitee by Indemnitor.

(iii) In the event Indemnitor shall within the thirty (30) calendar day period deliver to Indemnitee a Dispute Statement, then the portion of the claim described in the Notice of Claim disputed by Indemnitor (the “Disputed Liability”) shall not be due and payable, except in accordance with a final and unappealable judgment or decision of a court or arbitration tribunal of competent jurisdiction, or a written agreement by Indemnitor and Indemnitee stipulating the amount of the Admitted Liability.

(b) Third Party Claims. If Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification (a “Third Party Claim”), Indemnitee shall give Indemnitor prompt written notice of such Third Party Claim and shall permit Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at Indemnitor’s expense. If, however, Indemnitor acknowledges in writing its obligation to indemnify Indemnitee hereunder against all Losses that may result from such Third Party Claim (subject to the limitations set forth herein), then Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice.

(i) In the event Indemnitor exercises its right to undertake the defense of any such Third Party Claim, Indemnitee shall cooperate with Indemnitor in such defense and make available to Indemnitor, at Indemnitor’s expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by Indemnitor. However, no such Third Party Claim may be settled by Indemnitor without the written consent of Indemnitee, unless the settlement involves only the payment of money by Indemnitor.

Similarly, no Third Party Claim which is being defended in good faith by Indemnitor shall be settled by Indemnitee without the written consent of Indemnitor. In both of the above circumstances, consent of Indemnitee shall not be unreasonably withheld.

(ii) In the event Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, Indemnitor shall cooperate with Indemnitee in such defense and make available to it/him all such witnesses, records, materials and information in its/his possession or under its/his control relating thereto as is reasonably required by Indemnitee.

(iii) The amount of any Loss suffered by Indemnitee from or in connection with a Third Party Claim giving rise to indemnification hereunder shall be due and payable by Indemnitor only after a final and unappealable judgment or decision of a court or arbitration tribunal of competent jurisdiction on such Third Party Claim.

10.5 Indemnities Exclusive. After the Closing, to the extent permitted by law, except for any Loss that is finally determined to have been the result of fraudulent conduct of Seller or any Loss arising from a knowing breach by Seller of Section 4.4(a) hereof, (i) the indemnities set forth in this Article X shall be the exclusive remedies of either party for any breach of a provision of this Agreement, misrepresentation, breach of a representation or warranty, or non-fulfillment of, or failure to perform, any covenant or agreement contained in this Agreement; (ii) the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive; and (iii) Seller’s liability for any Loss suffered by Buyer shall be limited to the value of the Escrow Shares, and only for the period during which the Escrow Shares are held in Escrow.

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER

11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual consent of Buyer and Seller;

(b) by either Buyer or Seller if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party and such breach or failure has not been cured within fifteen (15) days after receipt of notice thereof from the non-breaching party; or

(c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to this Agreement by any Governmental Authority which would: (i) prohibit Buyer’s ownership or operation of all of the Assets; or (ii) render Buyer unable to consummate the transactions contemplated in this Agreement.

11.2 Authorization of Termination. Where action is taken to terminate this Agreement pursuant to this Article XI, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

11.3 Effect of Termination. In the event of the termination of this Agreement pursuant to the terms of this Article XI, this Agreement (except for all of the terms of Section 9.1 and all of Article X, which shall survive such termination) shall become void and have no effect, without any liability on the part of any party or their respective officers, directors, or stock holders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect or the material breach by such party of a covenant hereunder, in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for the costs incurred in the preparation, negotiation, execution and performance of this Agreement. Upon such termination the parties promptly shall return to each other all documents, materials and all tangible property of the other and shall maintain as confidential, any information of the other party which cannot be returned, subject to their existing obligations under the Software Distribution Agreement.

11.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

11.5 Extension; Waiver. At any time prior to the Closing Date, any party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; and (iv) waive or modify performance of any of the obligations of the other. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

ARTICLE XII MISCELLANEOUS PROVISIONS

12.1 Further Instruments and Actions. The parties agree (a) to execute any and all other instruments; (b) to furnish upon request to each other such other information; and (c) to take such further actions, all as may be reasonably deemed necessary or appropriate in order to carry out the full intent of this Agreement.

12.2 Expenses. Except as otherwise provided in Section 11.3 of this Agreement, whether or not the transactions contemplated in this Agreement are consummated, Buyer and Seller shall each pay their respective expenses incident to this Agreement and the transactions contemplated herein.

12.3 Notices. Any notice or other communication given hereunder or in connection herewith shall be sufficiently given if in writing and (a) sent by certified mail or overnight courier, postage or delivery costs prepaid and return receipt requested, (b) sent by facsimile transmission, or

(c) delivered personally, to the parties hereto at the following addresses or to such addresses as the parties may from time to time provide in accordance herewith:

To Buyer:	Serena Software, Inc. 500 Airport Boulevard, 2nd Floor Burlingame, California 94010 Fax No.: 650-696-1849 Attn: Vita Strimaitis

With a copy to:	Baker & McKenzie 660 Hansen Way Palo Alto, California 94304 Fax No. (650) 856-9299 Attn: Michael J. Madda, Esq.

To Seller:	**

With a copy to:	**

Such notice shall be deemed given on the date on which personally served or, if by mail, on the third (3rd) day after being posted or on the date of actual receipt, whichever is earlier, or if by facsimile transaction with confirmation of receipt, one (1) business day after sent or the time of actual receipt, whichever is earlier.

12.4 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

12.5 Counterparts. This Agreement may be executed in counter-parts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

12.6 Assignment. The respective rights and obligations of the parties under this Agreement shall not be assignable without the prior written consent of all parties hereto and this Agreement shall be binding upon and inure to the benefit of the parties hereto. Consent to such assignment shall not be unreasonably withheld. Nothing herein expressed or implied shall confer upon any person, other than the parties hereto or their respective successors, assigns, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.7 Integration and Entire Agreement. This Agreement (including the Schedules, Exhibits and other documents referred to herein, each of which constitutes a part hereof) sets forth the entire understanding between the parties and supersedes all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof and mergers all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained herein.

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12.8 Termination of Software Distribution Agreement. The Parties hereby agree that the Software Distribution Agreement shall terminate and shall have no further force or effect except for any provision which the Software Distribution Agreement expressly provides shall survive its termination.

12.9 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of such provision shall remain in full force and effect, and the remainder of this Agreement shall in no way be effected, impaired or invalidated.

12.10 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California, without giving effect to conflict of laws principles.

12.11 Dispute Resolution.

(a) Any and all disputes or differences pertaining to or arising out of this Agreement or the breach, termination or invalidity thereof, shall be finally and exclusively settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by arbitrators possessing knowledge of software and internet technology. The arbitration shall be held in Palo Alto, California, before one arbitrator appointed in accordance with said rules. Judgment upon an award rendered may be entered in any court having jurisdiction or Program may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The prevailing party in any such proceeding shall be entitled to its actual attorneys’ fees and all other costs in connection with the arbitration and enforcement of the arbiter’s award.

(b) Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal or pending arbitral tribunal’s determination of the merits of the controversy.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

“Buyer”		“Seller”

SERENA SOFTWARE, INC.

By:	/s/ MARK WOODWARD	/s/ **

Its:	President & CEO	**

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[SIGNATURE PAGE TO THE STARTOOL ASSET PURCHASE AGREEMENT]

Exhibit A

The StarTool Program and its options including StarWarp®, StarBat™, DB2, IMS and any other options or applications that may run with or were developed for PDSTOOLS or StarTools are a multi-purpose utility program that allows data processing professionals, particularly systems and applications programmers, to edit and manage partitioned data sets (PDS), extended partitioned data sets (PDSE), sequential and extended sequential data sets, direct, DB2 and virtual storage access method (VSAM) files. The functions of the StarTool Program include, without limitation, the following:

Editing Capabilities

The StarTool Program’s SuperEdit™ function enables complete file and data management by providing extensive editing capabilities. Using SuperEdit, test data can quickly be created without writing and debugging one-time programs or using a number of batch utilities. With the StarTool Program, users can modify data interactively on the screen or apply global updates. Additionally, the SuperEdit function allows users to copy like files to unlike files and to copy subsets of files based on user-defined selection criteria.

Another important feature is Full-Screen Copybook Editing, which enables programmers to display and edit individual VSAM data records within the context of a COBOL or PL/I program’s copybook record layout. An entire data file can be viewed by simply switching to a given display, without saving the current field, exiting and reopening the file under an alternative view.

The StarTool Program’s unique editing functions provide additional functionality including: global search and replace across data sets and members; restoration of accidentally deleted members or previously edited members without reverting to backup tapes; and expansion of PDS directory blocks or addition of data set space.

Data Set List Display

With the StarTool Program, users can easily customize views of data set, member and file lists. The StarTool Program combines data from multiple sources, including the systems catalog and VTOC, to provide more than fifteen types of information about the status and characteristics of data sets, members and files. Additionally, the StarTool Program displays the link-edit date of load modules in a member list. Such list can be named and saved for recall in a later session.

Resolution of Production Data Problems

The StarTool Program offers one-step solutions to the most common problems that applications and systems programmer’s face when working with PDSs. With the StarTool Program, restoring a production environment after the integrity of files or physical attributes has been compromised no longer requires complex processes or an IPL. The StarTool Program can expand PDS directory blocks and space allocations “on-the-fly,” restore deleted or previously edited PDS members, verify and fix physical and logical errors in members (i.e., altering DSCB), and rename ENQUED data sets.

Simplified VSAM editing tasks

With SuperEdit, records can quickly be added, deleted, updated and inserted in a VSAM data set. Inserted records can be padded with blanks, binary zeros or any other value and to any length to eliminate the need for writing special programs to modify files. SuperEdit enables users to position to a record by partial key in character or hexadecimal format. SuperEdit supports common edit primary and line commands. Utilizing ISPF-like commands, users can copy, move, delete, and replicate individual lines and groups of lines with ease.

Load Module Expert

Extensive load module management facilities allow users to perform complex tasks in a single step. With the StarTool Program, users can interrogate a single module or selected subset of modules to assist in identifying properties, such as COBOL attributes and IDR DATA. The load module data can then be used to generate JCL to relink a module, or disassemble modules for which the source code has been misplaced or lost. This data can also be used to generate SMP/E control statements or assign member aliases and alter load module attributes without relinking modules. The StarTool Program can display all types of data associated with a load module, search for a load module by name, attributes or contents, and process selected modules with a wide variety of built-in tools.

Batch Facility

With the StarTool Program’s Batch Facility, large data and file management jobs can be run under native batch mode, rather than interactively. The Batch Facility allows users to utilize standard StarTool Program commands and sub-commands as input to a batch processing job. With the StarTool Program, large one-time jobs and repetitive jobs can be run with greater efficiency by executing from saved JCL and control streams.

MVS System Recovery

The Started Task Facility in the StarTool Program provides a unique method for accessing and altering data sets, and their contents, without the availability of VTAM, TSO or JES. Using MVS’s subsystem interface, the StarTool Program is able to communicate through the system console to perform line mode commands. With this functionality, it is possible to make changes that can prevent the need for an IPL.

Programmer Workbench

With more than 100 subcommands and multiple combinations of options for each subcommand, StarTool provides a very effective environment for programmers to manage groups of data sets, data sets and data set contents (source, JCL, copybooks, data, and load members). StarTool makes effective use of ISPF’s dialog manager, native TSO, TSO in batch, and native batch to perform multiple utility functions.

Exhibit B

Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made and entered into August 18, 2000, by and among SERENA SOFTWARE INC., a Delaware corporation (“SERENA”), **, an individual residing in Oregon (“**”) and Chase Manhattan Bank and Trust Company, N.A., as escrow agent (the “Escrow Agent”). Unless the context otherwise requires, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the StarTool Agreement (as defined herein).

Recitals

A. Pursuant to Section 2.4 of the StarTool® Asset Purchase Agreement of even date herewith (the “StarTool Agreement”) by and among SERENA and **, SERENA has issued ** shares of SERENA Common Stock to ** which constitute ** of the Purchase Price, all of which shares shall be deposited with the Escrow Agent pursuant to Section 2.5 of the StarTool Agreement (the “Escrow Shares”);

B. Immediately following the Closing and except for the interests granted herein, ** will be the direct legal and beneficial owner of the Escrow Shares; and

C. ** has agreed to secure the payment and performance of each of his obligations pursuant to Article X of the StarTool Agreement (the “Obligations”) by (i) executing this Agreement and delivering it to SERENA and the Escrow Agent, and (ii) permitting SERENA to deliver the certificates representing the Escrow Shares and an executed copy of the StarTool Agreement (with Exhibits) to the Escrow Agent.

Agreement

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in the StarTool Agreement and herein, the parties hereby agree as follows:

ARTICLE I.

ESCROW AND ESCROW SHARES

1.1 Escrow; Grant of Security Interest.

(a) At the Closing, ** shall be deemed to have received and deposited with the Escrow Agent the Escrow Shares.

(b) As collateral security for the payment when due of each and every one of the Obligations, ** hereby assigns, pledges, mortgages, hypothecates and sets over to SERENA, and hereby grants to SERENA a security interest and lien upon, the Escrow Shares applicable to ** and any New Shares (as defined below) subsequently distributed to ** with respect to the Escrow Shares and placed in the Escrow Fund (as hereinafter defined) pursuant to Section 1.3(c)(ii) hereof;

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provided, however, that the security interest and lien granted pursuant to this Section 1.1(b) is granted to SERENA solely for the purpose of providing SERENA with the opportunity to ensure the priority of any Claims for Losses successfully brought by SERENA against the Escrow Fund in accordance with the terms of this Agreement and the StarTool Agreement. Nothing in this Agreement is intended to confer upon SERENA any statutory, procedural or other rights or remedies with respect to the Escrow Shares or the New Shares including, without limitation, any rights or remedies under the California Commercial Code, as the same may be amended from time to time, other than those rights and remedies specifically provided for in this Agreement and other than rights and remedies afforded SERENA in the case of fraud or willful misconduct.

1.2 Agreement to Hold Escrow Shares. The Escrow Agent shall hold the Escrow Shares delivered to it pursuant to Section 1.1 in escrow as collateral for the Obligations until the Escrow Agent is required to release such Escrow Fund in accordance with the terms of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Fund subject to the terms and conditions of this Agreement.

1.3 Escrow Arrangements.

(a) Escrow Fund. At the Closing, ** will be deemed to have received and deposited with the Escrow Agent, without any act of **, the Escrow Shares (plus any additional shares as may be issued, distributed or are issuable upon any stock split, stock dividend, or recapitalization or similar event effected by SERENA after the Closing affecting shares or securities in the Escrow Fund (“New Shares”) (the Escrow Shares and the New Shares are referred to collectively as the “Escrow Fund”). As soon as practicable after the Closing, SERENA shall deliver a stock certificate or certificates, registered in the name of the Escrow Agent, to the Escrow Agent. In addition, upon the issuance of any New Shares, SERENA shall deliver a stock certificate or certificates representing such New Shares to the Escrow Agent. Unless and until the Escrow Agent has received such New Shares, it may assume without inquiry that none have been or are required to be issued. The Escrow Fund shall be available to compensate SERENA and its affiliates for any Losses upon the terms and conditions set forth herein and in Article X of the StarTool Agreement.

(b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m. (California Time) on July 31, 2002 (the “Escrow Period”). Such amount (or some portion thereof) specified in the Officer’s Certificate (as hereinafter defined), subject to a Disputed Claim (as such term is hereinafter defined) and the subsequent arbitration of the matter in the manner provided in Section 1.3(f) hereof, to satisfy any unsatisfied Claims for Losses concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as any or all Disputed Claims have been resolved as evidenced by a Memorandum (as hereinafter defined), the Escrow Agent shall instruct the transfer agent of the Escrow Shares to deliver to ** at his address set forth in the StarTool Agreement the remaining portion of the Escrow Fund that is not required to satisfy such Claims. If no Officer’s Certificate pertaining to unsatisfied Claims for

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Losses is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall instruct the transfer agent of the Escrow Shares to distribute the remainder of the Escrow Fund to ** at his address set forth in the StarTool Agreement in accordance with the provisions of this Section 1.3(b). Deliveries of Escrow Shares to ** pursuant to this Section 1.3(b) shall be made to ** in accordance with the provisions of this Agreement and in a manner consistent with the provisions of Article X of the StarTool Agreement.

(c) Protection of Escrow Fund.

(i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of SERENA and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(ii) Any New Shares issued in respect of Escrow Shares which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders of such shares. Cash dividends paid with respect to Escrow Shares held in the Escrow Fund shall be added to the Escrow Fund and shall be applied against any Claims or distributed to ** as provided herein.

(iii) ** shall have voting rights with respect to the Escrow Shares and any New Shares issued with respect thereto. The Escrow Agent need not furnish proxy materials or other information received by it with respect to the Escrow Shares to **, it being understood that SERENA will deliver such proxy materials and other information to **.

(d) Claims Upon Escrow Fund.

(i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by the chief executive officer of SERENA (an “Officer’s Certificate”) (A) stating that SERENA has paid or incurred or has a reasonable factual basis to believe that it will incur Losses; (B) stating the dollar amount of such paid, incurred, or reasonably anticipated Losses; (C) the number of Escrow Shares and/or the amount of cash to be retained, subject to Sections 1.3(e) and (f) hereof, in the Escrow Fund to satisfy such Loss; (D) the SERENA Price Per Share (as defined below) used to determine clause (C) above; and (E) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related (including specific identification of the misrepresentation, breach of warranty or covenant of the StarTool Agreement to which the Loss relates). Upon the expiration of the forty-five (45) day period specified in Section 1.3(e) hereof, and provided that Escrow Agent has not received notice of a Disputed Claim in accordance with Section 1.3(e) hereof, the Escrow Agent shall, subject to the remaining provisions of Section 1.3 hereof, deliver to SERENA out of the Escrow Fund the number of shares

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of SERENA Common Stock specified in the Officer’s Certificate, such shares to be allocated among ** as set forth in such Officer’s Certificate.

(ii) For the purposes of determining the number of shares of SERENA Common Stock to be delivered to SERENA out of the Escrow Fund pursuant to Section 1.3(d)(i) hereof, the shares of SERENA Common Stock shall be valued at a per share price (the “SERENA Price Per Share”) equal to average of the price at market close for the ten (10) trading days prior to the date of the Officers’ Certificate.

(iii) Fractional shares of SERENA Common Stock need not be issued, nor shall payments be made in lieu of fractional interests. Accordingly, each Officer’s Certificate delivered to the Escrow Agent pursuant to clause (d)(i) shall round up Losses so that an even number of shares, valued at the SERENA Price Per Share set forth in such Officer’s Certificate, may be allocated to such Losses.

(e) Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, SERENA shall cause to be delivered a duplicate copy of such certificate to ** and for a period of forty-five (45) days after receipt by the Escrow Agent of such Officer’s Certificate, the Escrow Agent shall make no delivery to SERENA of any shares of SERENA Common Stock pursuant to Section 1.3(d) hereof unless the Escrow Agent shall have received written authorization from ** to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall instruct the transfer agent of the Escrow Shares to make delivery of shares of SERENA Common Stock from the Escrow Fund in accordance with Section 1.3(d) hereof, provided that no such payment or delivery may be made by the Escrow Agent if ** shall object in a written statement to any Claim or Claims made in the Officer’s Certificate (the “Disputed Claim”), and such statement shall have been delivered to the Escrow Agent prior to the expiration of such forty-five (45) day period.

(f) Resolution of Conflicts; Arbitration.

(i) In case of a Disputed Claim, SERENA and ** shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims. If SERENA and ** should so agree, a memorandum setting forth such agreement shall be prepared and signed by SERENA and ** and shall be furnished to the Escrow Agent (the “Memorandum”). The Escrow Agent shall be entitled to rely on the Memorandum and distribute all or part of the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement can be reached after good faith negotiation, either SERENA or ** may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. SERENA and ** shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery

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while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including reasonable attorneys’ fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any Loss in such Officer’s Certificate and any other matter related to the Disputed Claim shall be binding and conclusive upon SERENA and ** or ** involved in the Disputed Claim, and notwithstanding anything in Section 1.3(e) hereof. The arbitrators shall provide a copy of the written decision to the Escrow Agent and the Escrow Agent shall be entitled to act in accordance with such written decision of the arbitrators so long as such decision shall no longer be or shall not be subject to appeal or review by lapse of time or otherwise and to make or withhold distribution of Escrow Shares out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(iii) Any such arbitration shall be held in San Francisco, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 1.3(f), in any arbitration hereunder in which any Claim or the portion of any Disputed Claim is at issue, SERENA shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award SERENA less than one-half (1/2) of the disputed amount; otherwise, ** shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys’ fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. ** may pay such amounts contemplated under this Section 1.3(f)(iii) or other amounts contemplated in this Section 1.3 (including, without limitation, unreimbursed expenses of counsel for ** and SERENA, arbitrator fees and administrative costs) by distributing Escrow Shares from the Escrow Fund with respect to which SERENA has not made a Claim; provided, however, that no Escrow Shares may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any Claim for Losses.

ARTICLE II.

REGARDING THE ESCROW AGENT

2.1 Actions of Escrow Agent. The Escrow Agent is a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited with it. The Escrow Agent may assume, in the absence of manifest evidence to the contrary, that all signatures appearing on executed documents are genuine and valid. The Escrow Agent shall have no liability for actions taken by it in accordance with any notice, certificate, request or instruction given to it in accordance with and pursuant to this Agreement. In the event that conflicting Claims or demands with respect to the Escrow Fund are made, or if

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SERENA or ** disputes any instruction given by the other, the Escrow Agent may, without liability to any party and after giving notice of such conflicting demands to SERENA and **, withhold performance until such conflicting Claims have been resolved in accordance with this Agreement. If any controversy arises between SERENA and **, or SERENA, **, and any third person, the Escrow Agent shall not be required to determine the controversy or to take any action with respect to the controversy, and the Escrow Agent may suspend taking any action until such controversy has been resolved in accordance with this Agreement and hold the Escrow Fund until it receives the Memorandum, or order, decree or judgment by a court of competent jurisdiction or a written decision of arbitration, all of which by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review. The Escrow Agent shall have no liability to any party in the event it suspends taking action due to a controversy. Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be liable for incidental or consequential damages.

2.2 Fees of Escrow Agent. The Escrow Agent’s fees shall be the standard fees charged by the Escrow Agent for the services of its employees and others, as such fees may be amended from time to time. The fees of the Escrow Agent, as set forth in the attached fee quote letter, and its expenses (including the fees and disbursements of its counsel) shall be borne by SERENA.

2.3 Tax Reporting Matters.

(a) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to **.

(b) SERENA and ** agree to furnish appropriate forms W-9 and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code to withhold a portion of any interest or other income earned on the investment of monies or other property by the Escrow Agent pursuant to this Agreement.

(c) The Escrow Agent need not make any distribution of all or any portion of the Escrow Account to any person until such person has furnished to the Escrow Agent such Tax Reporting Documentation as The Escrow Agent may reasonably require.

2.4 Indemnification of Escrow Agent. SERENA and ** jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against all losses and expenses incurred by it in connection with this Agreement, other than losses and expenses caused by the gross negligence or willful misconduct of the Escrow Agent. To secure such indemnification obligations, the Escrow Agent shall have a first lien on and security interest in the Escrow Shares.

2.5 Resignation of Escrow Agent. The Escrow Agent may at any time resign as escrow agent hereunder by giving 30 days’ prior written notice of resignation to all of the parties to this Agreement. Prior to the effective date of such resignation, SERENA will issue to the Escrow Agent

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written instructions, duly executed by all parties to this Agreement, authorizing redelivery of the Escrow Shares to a bank or trust company selected by it and acceptable to **. If, however, SERENA shall fail to name such a successor escrow agent within 20 days after the notice of resignation is delivered to SERENA by the Escrow Agent, then the Escrow Agent may apply to a court of competent jurisdiction to appoint such a successor. Following the giving of such notice of resignation, until such successor has been appointed, the Escrow Agent need not take any action under this Agreement, other than maintaining the Escrow Shares in safekeeping.

2.6 Succession of Escrow Agent. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any StarTool, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

ARTICLE III.

MISCELLANEOUS

3.1 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of receipt, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

(a)    If to the Escrow Agent:

Chase Manhattan Bank and Trust Company, N.A.

101 California Street, Suite 2725

San Francisco, California 94111

Attn: Cecil Bobey

Telephone: (415) 954-9581

Facsimile: (415) 693-8850

Email:cecil.bobey@chase.com

(b)    If to SERENA or **, at the address set forth in the StarTool Agreement.

3.2 Termination. This Agreement shall terminate upon the mutual written agreement of SERENA and **. In any event, this Agreement terminates when all of the Escrow Shares and New Shares have been distributed out of the Escrow Fund according to the terms hereof.

3.3 Interpretation. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California giving effect to

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the conflicts of laws principle thereof. The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the applicability of such provision, as the case may be. All provisions of the StarTool Agreement shall be incorporated herein by reference as if set forth in their entirety herein. All rights of the parties contained herein and in the StarTool Agreement shall be cumulative.

3.4 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

3.5 Transfer of Interests. ** shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares, or any interest therein, prior to the distribution of such Escrow Shares in accordance with this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have signed this Escrow Agreement on the day and year first above written.

“SERENA”	SERENA SOFTWARE, INC.

a Delaware corporation

	By:	/s/ MARK WOODWARD
	Name:	Mark Woodward
	Title:	President and CEO

“**”	/s/ **
**

“ESCROW AGENT”	Chase Manhattan Bank and Trust Company, N.A.

By:
Name:
Title:

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[SIGNATURE PAGE TO ESCROW AGREEMENT]

Exhibit C

Employment Agreement

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of August 18, 2000, by and between SERENA SOFTWARE, INC. (“SERENA”), a Delaware corporation with corporate offices located at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010, and ** (“**”), an individual residing in the State of Oregon.

WITNESSETH

WHEREAS, SERENA, which at the time was known as Serena Software International, Inc., a California corporation, and ** entered into an Employment and Software Distribution Agreement dated October 28, 1993 (alternatively, the “PDSTOOLS Agreement”) whereby ** granted to SERENA an exclusive, worldwide, non-transferable license to copy, market, and distribute the computer program known as PDSTOOLS™ and, in addition, the Company agreed to employ ** as Software Architect (the “Position”) to continue to develop, support and maintain PDSTOOLS, and ** agreed to accept such employment, under the terms and conditions set forth therein; and

WHEREAS, SERENA and ** have entered into a StarTool® Asset Purchase Agreement (the “StarTool Agreement”) of even date herewith whereby ** has agreed to transfer all of his right, title and interest in and to all existing and new versions of PDSTOOLS, now known as StarTool® and all Technical Documentation and all Intellectual Property (as those terms are defined in the StarTool Agreement) related thereto (collectively referred to herein as the “StarTool Program”), together which constitute all of the operating assets and goodwill of the business heretofore conducted by ** in connection with the StarTool Program; and

WHEREAS, upon the closing of the StarTool Agreement, SERENA and ** desire to terminate the PDSTOOLS Agreement and to continue the employ of ** by SERENA in the Position, and ** desires to provide such employment services to SERENA, on all of the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties hereto agree as follows:

1. Definitions: The definitions of certain capitalized terms contained herein shall have the meanings as defined in the StarTool Agreement.

2. Employment. The Company agrees to employ and retain **, and ** in turn agrees to be employed by SERENA, under all of the terms and conditions of this Agreement, which shall be deemed to be effective on the date hereof (the “Effective Date”).

3. Term. **’s employment with SERENA under this Agreement shall continue from the Effective Date to and including July 31, 2005 (the “Initial Term”). Subsequently, both parties agree to enter into good faith negotiations to consider renewal of **’s employment with SERENA, under

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terms and conditions that would be agreeable to both parties, unless earlier terminated by either party in accordance with the provisions of this Paragraph 3.

(a) The Company may terminate this Agreement and **’s employment hereunder with immediate effect, including, without limitation, the immediate termination of all compensation and benefits (except for those benefits that customarily are offered to terminating employees such as COBRA), for any of the following reasons, any of which shall constitute GOOD CAUSE SHOWN:

(i) an unappealable conviction arising from the commission of a felony, malfeasance, or dishonesty in the performance of his duties with SERENA;

(ii) the disregard by ** of written notice by SERENA that ** is deliberately and willfully disregarding specific policies, procedures and/or reasonable management decisions of SERENA which are of a material and substantial nature; provided, that both parties agree that, for the purposes of this paragraph 3(a), any SERENA policy that is related to the perfection, protection and maintenance of its intellectual property will be considered to be material and substantial in nature;

(iii) the extended illness of ** rendering him permanently disabled and medically incapable of carrying out his duties, such extended illness being defined as consecutive illness over a period of more than three (3) months at the end of which ** is medically certified as permanently disabled and incapable of carrying out his duties; or

(iv) the material breach of the confidentiality or non-competition provisions of this Agreement.

(v) the filing of a copyright infringement, patent, trade secret, misappropriation or other intellectual property claim against the StarTool Program or derivative thereof as a result of **’s development efforts, or action or omission that fails to comply with SERENA’s policies or common practices necessary to protect SERENA’s trade secrets or intellectual property, that Serena’s Board of Directors reasonably determines, upon the advice of counsel, will have a material adverse effect on Serena’s ability to sell or distribute the StarTool Program or its ability to derive revenues therefrom.

(b) The death of ** shall automatically terminate this Agreement.

(c) Notwithstanding any other provision hereof, ** may terminate this Agreement and ** employment hereunder at any time upon no less than ninety (90) days written notice to SERENA. All compensation and benefits shall continue until the expiration of the ninety (90) day period or an agreed upon termination date.

(d) Notwithstanding any other provision hereof, SERENA may terminate this Agreement and **’s employment hereunder without cause at any time immediately upon written

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notice from SERENA to **. In the event SERENA shall terminate this Agreement without cause under this Sub-paragraph (d), SERENA shall continue to pay ** compensation as set forth in Paragraph 5 below.

4. Duties. During the term hereof, ** shall devote all of his business time, skill, attention and best efforts to the faithful performance of his duties with SERENA. ** shall report directly to the Vice President of Research and Development and shall operate within such established plans, budgets and policies as may be established or approved by SERENA from time to time within the policy and strategy of SERENA. Without limiting the generality of the foregoing, ** acknowledges and agrees that his responsibilities shall include using his best efforts to do the following:

(a) ** shall be primarily responsible for the development, support and maintenance of the StarTool Program and any new developments, derivatives, options or versions thereto in accordance with Exhibit A (the “Plan”) and in accordance with SERENA’s Software Service Level Objectives, as attached hereto in Exhibit B (the “Objectives”). Both parties agree that SERENA shall be entitled to revise and update the Exhibits as needed in its sole and reasonable discretion.

(b) ** agrees to inform SERENA of any defect or error in the StarTool Program (other than those already known to SERENA), within a reasonable time after discovery by **, and to perform the obligations set forth in Sub-paragraph 4(a) above with respect to these defects or errors.

(c) ** agrees to work with SERENA to satisfy SERENA’s requests, the StarTool Program users’ requests, and SERENA’s agent’s reasonable requests for custom modification, consulting, presentations, and training.

(d) ** will use his best efforts to both supply a temporary solution or correction in accordance with the Objectives.

(e) ** shall perform any other tasks that are reasonably required for the successful development, marketing and support of the StarTool Program as directed by SERENA’s Vice President of Research and Development from time to time.

(f) ** agrees to adhere to SERENA’s development policies, procedures and processes as may be in force from time to time.

(g) ** agrees to execute an assignment of inventions agreement and such other documents reasonably required by SERENA from time to time of its similarly situated employees.

5. Compensation and Benefits. In consideration of all services to be rendered by ** hereunder, SERENA agrees to compensate and provide benefits to ** during the term hereof as follows:

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(a) ** shall be paid a base annual salary of $** payable in equal monthly installments of $**.

(b) ** shall be entitled to receive variable incentive compensation (the “StarTool Performance Bonus”) based upon the applicable rate, specified below (the “Rate”), of any StarTool Revenues in excess of the minimum level specified below (the “Minimum Revenue”), payable within thirty (30) days of the end of each term specified below:

Term	Minimum Revenue	Rate
Aug. 1, 2000—January 31, 2001	$ **	**
February 1, 2001—January 31, 2002	$ **	**
February 1, 2002—January 31, 2003	$ **	**
February 1, 2003—January 31, 2004	$ **	**
February 1, 2004—January 31, 2005	$ **	**
February 1, 2005—July 31, 2005	$ **	**

The term “StarTool Revenue” shall mean all revenues recognized from licenses, upgrades, maintenance and enhancement agreements related to the StarTool Program; provided, however, that it shall not include revenues from any other product(s) which are marketed by SERENA to end users separately from the StarTool Program and which, in some cases, may be integrated with the StarTool Program; provided, further, that recognition of revenue shall be deemed to have occurred upon the execution of a license, upgrade or enhancement agreement or, in the case of maintenance revenue, in accordance with GAAP.

(c) ** shall be eligible to participate in all group health, medical and hospital, dental, disability, insurance, profit-sharing, retirement plans and any other benefits which SERENA may establish for its employees from time to time.

(d) Unless otherwise agreed, all payments due hereunder will be in United States dollars and will be made by check or wire transfer to a bank account specified by **.

6. Records and Audits.

(a) SERENA agrees to submit to **, together with payment of the StarTool Performance Bonus, a written report summarizing any licenses, upgrades, maintenance and enhancement agreements comprising the StarTool Revenue.

(b) SERENA agrees to make the following records and to keep them for a period of at least three (3) years.

(i) copies of all reports to ** and copies of original agreements, bills and invoices containing the information needed to prepare them;

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(ii) written records of (a) the name, address and telephone number of each customer to whom or to which the StarTool Program (in permanent, lease, rental or evaluation form) is distributed by or for SERENA; and (b) the name of an individual contact if the customer is an organization.

(c) ** will have the right, at least once per calendar year during the term of this Agreement and once within one hundred and eighty (180) days after the termination thereof, to have independent certified public accountants reasonably acceptable to SERENA audit during regular business hours and with minimum disruption possible to SERENA, all records that this Agreement requires SERENA to make and keep. ** shall provide SERENA with a written request to conduct such an audit and SERENA shall allow such audit within thirty (30) business days of such request. ** will pay all fees, costs and expenses incurred in connection with such audit. In the event that the auditors determine that SERENA owes ** additional StarTool Performance Bonus, SERENA shall pay such shortfall within thirty (30) days of SERENA’s receipt of such auditors’ determination. The cost and expenses of an audit shall be borne by **; provided however, in the event the amount of any shortfall in any payment owed by SERENA is greater than ten percent (10%) of the amount actually paid by SERENA during the period that is the subject of the audit, SERENA shall bear the cost and expenses of the audit.

7. Other Business Affiliations. Subject to the provisions of Sub-paragraph 9(b) hereof, ** agrees that, without the express written approval of SERENA, he SHALL NOT, during the term hereof, devote any time to any business affiliation which would interfere with or derogate from his obligations under this Agreement other than that with SERENA and any of its subsidiaries, parents or affiliates.

8. Expenses. The Company shall reimburse ** for all reasonable cash business expenses incurred in the performance of his duties hereunder on behalf of SERENA in accordance with travel policies, rules and regulations of SERENA, as promulgated from time to time by SERENA, upon submission of expense reports to the extent necessary to substantiate SERENA’s federal income tax deductions for such expenses under the Internal Revenue Code (as amended) and the Regulations thereunder and according to such expense report regulations as may be established by the Board of Directors of SERENA.

9. Confidentiality and Non-Competition.

(a) ** acknowledges that, during the term of this Agreement, he will have access to and become acquainted with trade secrets and confidential information of SERENA and its affiliates and parent companies (the “Confidential Information”), including, without limitation, financial information, customer lists and compilations of customers, marketing plans, product development plans, as well as formulae, patterns, devices, know-how and processes for the StarTool Program and other Serena products, which are owned by SERENA and which are regularly used in the operation of the business of SERENA. As a material inducement to the execution of this Agreement by SERENA, ** agrees not to publish or disclose or use in any way any of such Confidential Information, directly or indirectly, for himself or for or on behalf of any third party, either during the term of this Agreement or at any time after the termination hereof for any reason,

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except as required in the course of performing his duties and responsibilities pursuant to this Agreement, or as required by law. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of SERENA, as well as the aforesaid confidential Information, shall remain the exclusive property of SERENA and shall be returned immediately to SERENA at its request at any time and promptly after the termination of this Agreement for any reason.

(b) During the term hereof, ** agrees that he shall not, directly or indirectly engage, individually or as an officer, director, employee, consultant, advisor, partner or co-venturer, or as a stockholder or other proprietor owning more than a five percent (5%) interest in any firm, corporation, partnership or other organization (in case of any such ownership or participation, ** shall furnish a detailed statement thereof to the Board of Directors of SERENA, and, as from time to time requested by said Board, resubmit for approval a detailed statement thereof, which statement may be approved by said Board as not constituting such a violation or conflict, and in the event said Board determines that such violation or conflict exists, ** shall immediately divest himself of such ownership or participation) in the business of manufacturing, selling or distributing products in competition with Serena. It is intended and agreed that during the term of this Agreement, ** will knowingly perform no act which may confer any competitive benefit or advantage upon any enterprise competing with SERENA or any successor.

(c) ** agrees that, for a period of twenty-four (24) months (the “Restricted Period”) immediately following the voluntary termination by ** of his employment hereunder, he shall not, directly or indirectly, either for itself or for any other person, firm, or corporation within any of the counties within the State of California in which the company does business specified in Exhibit C or in any other State within the United States (which shall be deemed to include all jurisdictional sub-divisions thereof) in which the company does business:

(i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, any business, whether in proprietorship, partnership or corporate form or otherwise as an officer, director, employee, consultant, advisor, partner or co-venturer, or as a stockholder or other proprietor owning more than a five percent (5%) interest in such business where such business is competitive with the business of SERENA;

(ii) divert or take away or attempt to divert or take away, call on or solicit or attempt to call on or solicit, any of SERENA’s customers, active or inactive, including, but not limited to, those with whom ** became acquainted prior to the date of this Agreement, where such action is competitive with the business of SERENA;

(iii) participate in, undertake planning for or organize any business activity competitive with SERENA or combine or conspire with other employees or representatives of SERENA’s business for the purpose of organizing any such business activity; or

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(iv) induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by SERENA or any person or entity supplying goods or services to SERENA to terminate his or her employment, engagement, or business relationship with SERENA.

For the purposes of this sub-paragraph (c), a business shall be deemed to be in competition with SERENA if it is engaged in or about to be engaged in providing, marketing or selling any product or service which resembles or competes with the StarTool Program. Notwithstanding any provision to the contrary in this Agreement, the provisions of this sub-paragraph (c) shall, in no event, continue past the Initial Term or any renewal term, if so agreed to in that renewal.

(d) The Company and ** agree that the provisions of this Paragraph 9 contain restrictions that are not greater than necessary to protect the interests of SERENA and do not impose an undue hardship on **. ** further acknowledges and agrees that any breach of any obligation set forth in this Paragraph 9 will cause irreparable damage to SERENA in an amount that would be extremely difficult or impossible to ascertain and that, in the event of a breach or a threatened breach of any of the provisions of this Paragraph 9, SERENA’s remedies at law would be inadequate. Accordingly, in addition to any other relief to which SERENA may be entitled at law or in equity, SERENA shall be entitled to temporary and/or permanent injunctive relief restraining ** from such breach or threatened breach without the necessity of proving actual damages as may be ordered by a court. Nothing in this Sub-paragraph 9(d) shall be construed as preventing SERENA from pursuing any and all other remedies available to it at law or in equity of breach or threatened breach of covenants made in this Paragraph 9, including the recovery of money damages from **.

10. Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of receipt, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

If to SERENA:

Serena Software Inc.

500 Airport Boulevard, 2nd Floor

Burlingame, California 94014-1904

Attn: Vita Strimaitis, General Counsel

Telephone: (650) 696-1800

Facsimile: (650) 696-1815

Email:vstrimaitis@serena.com

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If to **:

**

11. Entire Agreement; Amendments; Waiver. This Agreement, together with StarTool Agreement, are the entire Agreement between the parties hereto concerning the subject matter hereof and supersede and replace all prior or contemporaneous agreements or understandings between the parties. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or of the right of the other party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

12. Termination of PDSTOOLS Agreement. The Parties hereby agree that the PDSTOOLS Agreement shall terminate and shall have no further force or effect except for any provision which the PDSTOOLS Agreement expressly provides shall survive its termination.

13. Benefit and Assignability. This Agreement shall inure to the benefit of and shall be binding upon SERENA and upon any person, firm or corporation with which SERENA may be merged or consolidated or which may acquire all or substantially all of SERENA’s assets through sale, lease, liquidation or otherwise. The rights and benefits of ** are personal to him and no such rights or benefits shall be subject to assignment or transfer by **.

14. Severability. If any term of this Agreement is illegal or unenforceable in whole or in part, the remainder of this Agreement shall remain enforceable to the extent permitted by law. Further, to the extent any term is capable of being modified or rewritten in order to become enforceable, a court of competent jurisdiction is requested to do so.

15. Legal Representatives. Upon the death or disability of **, any payments due under this Agreement shall be paid to his legal representatives.

16. Miscellaneous. Where necessary or appropriate to the meaning hereof, the single or plural will be deemed to include the other. Section headings used in this Agreement are for convenience only and are not a part of this Agreement and are not to be used in construing it.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18. Survivability: The rights and obligations of the parties contained in this Agreement shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

“SERENA”			“**”

Serena Software Inc.

By:	/s/ MARK WOODWARD

	Its:	President and CEO

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[SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT]

EXHIBIT A

The Plan

A.	Specific deliverables for FY2001 are as follows

StarTool ** generally available (GA) by or on **

** will use his reasonable efforts to complete the development of the StarTool with ** so that it is generally available (GA) by or before **

Generally available to include

code complete

approved by QA

documentation formatted according to SERENA guidelines

internal training provided for

pre-sales support

customer support

education (where necessary)

professional services (where necessary)

B.	General deliverables

Generally provide level 3 support as required for StarTool, StarWarp, StarBat and other Star product options

Generally prepared to support customer, as defined in SERENA’s Service Level Objectives as published from time to time, with timely and accurate fixes to GA code

Provide code and documentation maintenance and enhancements as required for StarTool and related products and functions

Use of SERENA’s problem tracking and enhancement tracking systems in use from time to time to monitor doc, maintenance and enhancement issues

Provide timely and accurate fixes to reported issues

Provide timely feedback on acceptance or rejection of enhancement requests

Provide timely implementation of accepted enhancement requests

All the above to be documented in the SERENA problem and enhancement tracking systems

Assist with pre-sales activity as reasonably required for StarTool and related products and functions

Attend pre-sales meetings with prospects and customers as reasonably required

Assist with installation and customization to aid professional services as reasonably required

Attend SERENA sponsored conferences

Gather information about product direction

Deliver as required sessions

Generally be available for meetings with customers and prospects

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Routine deliverables

Ad hoc

Provide trip reports to the VP of R&D of any pre-sales visits

Provide status information to VP of R&D about

Fixes

Enhancements

Problem counts

Prepare expense reports in accordance with SERENA’s T&E policy in force from time to time within three business days of trip completion

Monthly

Provide status reports on all deliverables

Provide input for management meetings

Quarterly

Provide demonstrations (brown bag) of current or emerging technology at HQ

EXHIBIT B

Service Level Objectives

EXHIBIT B SERVICE LEVEL OBJECTIVES

Introduction	SERENA Software has made a strong commitment to providing timely, consistent and effective support to customers running supported versions of SERENA products under current support maintenance agreements. The goal of the Customer Support organization is to respond promptly and to provide technical support that meets or exceeds customer expectations. This document contains valuable information about the levels of support provided.

Technical support engineers resolve the majority of problems reported by customers. Problem analysis is prioritized according to severity levels as defined by SERENA Software. When software errors are confirmed within supported software releases, SERENA’s development and quality assurance teams utilize commercially reasonable efforts to correct and test such errors and provide updated maintenance versions of the software as soon as it is practical.

Support Levels	Support Team	Actions
Level I	Customer Support Analysts	Initial response to document problem; Initial diagnosis, first attempt at resolution

Level II	Customer Support Engineers	Recreates and/or resolves problem; Requests fix from development

Level III	Development Engineers Quality Assurance Engineers	Writes code to generate fixes; Tests, validates and releases fixes.

EXHIBIT B

SEVERITY LEVELS

Categorize Incidents	When a customer contacts SERENA for technical assistance, the request is recorded and tracked as a unique incident. The call receives a call reference number and is categorized by severity, as detailed below. This number will be used for all future call activity, so it is important to keep track of it until the problem has been fully resolved.

The customer is best able to assign the severity level to an incident based on the urgency and impact on their business environment. Customer Service will review the severity level assigned to allocate the appropriate resources. SERENA will use commercially reasonable efforts to resolve and correct reported incidents. If SERENA determines that an incident results from a problem within the product that we are able to temporarily circumvent, the severity level will be re-evaluated to determine the appropriate course of action.

Severity Levels	Severity Definition
Severity 1	The problem has a critical business impact on the customer’s production environment resulting in the inability to use the software. The system is either down or there is a serious data loss. An immediate solution to the problem is required.

Severity 2	The problem has severe business impact, limiting the usage of one or more major functions of the software in the customer’s production environment. The production environment is still operational, but restricted.

Severity 3	The software still functions in the customer’s business environment, but there are functional limitations that are not critical in the daily operation.

Severity 4	The customer has a question about how to use the product or discovers that information is incorrect or missing in the documentation or online help. The problem has limited impact on the customer’s business environment and does not materially affect the customer’s use of the software. This severity level is also used to report software design enhancements.

RESPONSE TARGETS

Severity	Impact	Request Type	Level I Support	Level II Support
Severity 1	Critical	Phone	Immediate	Immediate
Severity 2	High	Phone/Email	Immediate	< One Hour
Severity 3	Medium	Phone/Email	Immediate	< Four Hours
Severity 4	Low	Phone/Email	Immediate	< One Business Day

EXHIBIT B

SERVICE LEVEL OBJECTIVES

Service Level Objectives	The documented Service Level Objectives are the guidelines used by SERENA Software to establish prompt response and resolution targets that meet or exceed our customer’s expectations. These objectives are documented for informational purposes and are not intended as legal commitments.

Severity 1

Definition	The problem has a critical business impact on the customer’s production environment resulting in the inability to use the software. The system is either down or there is a serious data loss. The customer requires an immediate solution to the problem.

Response	Customer Support will respond immediately when notified of the problem by telephone, and will assign a support engineer immediately. During non-business hours, emergency support is provided on a per incident basis when Customer Support is alerted by pager. Customers may invoke the emergency service by following the instructions given on the SERENA after-hours paging service, (877) 696-1850.

Service Level Commitment

SERENA assigns support engineers and/or development engineers full-time to provide continuous support until the problem is either resolved or circumvented. The customer must be committed to making the relevant documentation, system and personnel resources available to assist in resolving the problem. If SERENA is able to provide a temporary solution, the severity level will be re-evaluated to determine the appropriate course of action

If it is not possible to resolve the problem immediately, then additional information or further investigation is necessary. If the problem results in a product defect, then SERENA will use commercially reasonably efforts to correct such errors and to provide an updated version of the software as soon as it is practical.

Service Level Objective	SERENA will provide a resolution that either circumvents or fixes the problem in the current release of the product.

EXHIBIT B

Severity 2

Definition	The problem has severe business impact, limiting the usage of one or more major functions of the software in the customer’s production environment. The production environment is still operational, but restricted.

Response	Customer Support will respond immediately when notified of the problem by telephone or email and will assign a support engineer within one hour. During non-business hours, emergency support is provided on a per-incident basis when Customer Support is alerted by pager. Customers may invoke the emergency service by following the instructions given on the SERENA after-hours paging service, (877) 696-1850.

Service Level Commitment

SERENA assigns support engineers and/or development engineers to investigate the reported problem during business hours until it is resolved. The customer must be committed to making the relevant documentation, system and personnel resources available to assist in resolving the problem. If SERENA is able to provide a temporary solution, the severity level will be re-evaluated to determine the appropriate course of action.

If it is not possible to resolve the problem immediately, then additional information or further investigation is necessary. If the problem results in a product defect, then SERENA will use commercially reasonable efforts to correct such errors and to provide an updated version of the software as soon as it is practical.

Service Level Objective	SERENA will attempt to provide a resolution that will circumvent the problem in the current release of the product. SERENA will provide a resolution to the problem in the next fix or maintenance release of the product.

Severity 3

Definition	The software still functions in the customer’s business environment, but there are functional limitations that are not critical in the daily operation.

Response	Customer Support will respond immediately when notified of the problem by telephone or email and will assign the next available support engineer within four hours.

EXHIBIT B

Service Level Commitment	The support engineer will investigate the reported problem and attempt resolution. If the problem is determined to be a product defect, the support engineer will verify the existence of the problem, and report it to the appropriate development team for further action. SERENA will use commercially reasonable efforts to correct such errors and to provide an updated version of the software as soon as it is practical.

Service Level Objective	SERENA will make all reasonable efforts to circumvent or fix the problem where possible. Permanent correction of the problem will be considered in the next release of the product.

Severity 4

Definition	The customer has a question about how to use the product or discovers that information is incorrect or missing in the documentation or online help. The problem has limited impact on the customer’s business environment and does not materially affect the customer’s use of the software. This severity level is also used to report software design enhancements.

Response	Customer Support will respond immediately when notified of the problem by telephone or email and will assign the next available support engineer within one business day.

Service Level Commitment	The support engineer will investigate the reported problem and attempt resolution. If the problem is determined to be a product defect, the support engineer will verify the existence of the problem, and report it to the appropriate development team for further action. SERENA will use commercially reasonable efforts to correct such errors and to provide an updated version of the software as soon as it is practical.

Service Level Objective	Permanent correction of the problem will be considered in the next release of the product or documentation.

EXHIBIT B

THE CUSTOMER’S RESPONSIBILITY

Report an Incident	When reporting an incident or updating the status of an incident, the customer must call SERENA Customer Service at one of the locations listed below.

Provide Information	With all problems, it is essential that the customer provide SERENA Software with the documentation, diagnostic information, and competent personnel necessary to enable us to meet or exceed these Service Level Objectives.

Track Progress	Customers can track SERENA Software’s progress on resolving incidents and correcting software errors by accessing our Web Site—www.serena.com—selecting Extranet, and keying in the customer’s Extranet ID and password. For an Internet ID and password, the customer can send an email request to support@serena.com

EXHIBIT C

Alameda

Alpine

Amador

Butte

Calaveras

Colusa

Contra Costa

Del Norte

El Dorado

Fresno

Glenn

Humboldt

Imperial

Inyo

Kern

Kings

Lake

Lassen

Los Angeles

Madera

Marin

Mariposa

Mendocino

Merced

Modoc

Mono

Monterey

Napa

Nevada

Orange

Placer

Plumas

Riverside

Sacramento

San Benito

San Bernardino

San Diego

San Francisco

San Joaquin

San Luis Obispo

San Mateo

Santa Barbara

Santa Clara

Santa Cruz

Shasta

Sierra

Siskiyou

Solano

Sonoma

Stanislaus

Sutter

Tehama

Toulumne

Trinity

Tulare

Ventura

Yolo

Yuba

AGREEMENT REGARDING CONFIDENTIAL INFORMATION AND

ASSIGNMENT OF INVENTIONS

In consideration of employment with SERENA Software International (“SERENA”) and the compensation Employee shall receive while employed by SERENA, ** (“Employee”) and SERENA agree as follows regarding SERENA’s confidential information and the assignment of inventions:

1.	Confidential Information

a. Existence of Confidential Information

SERENA owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and confidential information which have great value to its business (referred to collectively in this Agreement as “Confidential Information”). Confidential Information includes not only information disclosed by SERENA to Employee, but also information developed or learned by Employee during the course of employment with SERENA. Confidential Information is broadly defined, and includes all information that has or could have commercial value or other utility in the business in which SERENA is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interest of SERENA, whether or not such information is identified as Confidential Information by SERENA. By example, and without limitation, Confidential Information includes any and all information concerning trade secrets, techniques, processes, formula, computer programs, innovations, discoveries, improvements, research, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements.

b. Protection of Confidential Information

Employee will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in Employee’s assigned duties and for the benefit of SERENA, any of SERENA’s Confidential Information, either during or after Employee’s employment with SERENA. In the event Employee desires to publish the results of Employee’s work for SERENA through literature or speeches, Employee will submit such literature or speeches to the President of SERENA at least 10 days before dissemination of such information for a determination of whether such disclosure may destroy trade secret status or be prejudicial to the interest of SERENA or whether disclosure may constitute an invasion of its privacy. Employee agrees not to publish, disclose or otherwise disseminate such information without prior written approval of the President. Employee acknowledges that he or she is aware that the unauthorized disclosure of Confidential Information of SERENA may be high prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets. Whenever the approval, designation, specification or other act of the President is required under this Agreement, the President may, by written designation, authorize an agent to SERENA to perform such act.

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c. Delivery of Confidential Information

Upon request or when employment with SERENA terminates, Employee will immediately deliver to SERENA all copies of any and all data, materials and writings received from, created for, or belonging to SERENA, including, but not limited to, those which relate to or contain Confidential Information. Employee will not retain any written or tangible material (including information stored on a computer or computer disc) containing any information concerning or disclosing any of SERENA’s Confidential Information.

d. Secret Information Belonging to Others

Employee represents that his or her employment with SERENA does not and will not breach any agreements with or duties to a former employer or any other third party to keep confidential information belonging to others or to assign Inventions (as defined below) to them. Employee will not disclose to SERENA or use or induce SERENA to use on its behalf any confidential information belonging to others. Employee acknowledges that he or she has and will continue to abide by any confidentiality agreements reached with third parties, including the return of all materials and confidential information to those third parties.

2.	Inventions

a. Assignment of Inventions

Employee hereby assigns any present or future rights he or she may have in any invention, improvement, discovery, idea, process, writing, computer program, database, documentation and other original work of authorship (referred to collectively in this Agreement as “Inventions”) made or conceived by Employee solely or jointly with others, whether or not such Inventions are patentable, copyrightable, or susceptible to other forms of protection which: i) are developed in whole or in part on SERENA’s time or with the use of SERENA’s equipment, supplies, material, facilities or Confidential Information; ii) are suggested by or results from any task assigned to Employee or work performed by Employee for or on behalf of SERENA; or iii) relate in any manner to SERENA’s business, or SERENA’s actual or anticipated research or development to the extent that the plans for such research or development were known to ** prior to the Invention.

b. Disclosure to Company

Employee agrees that at all times, even after the termination of employment, to promptly advise SERENA of any Inventions Employee has made or conceived, either jointly or on the Employee’s own, wholly or in part during the Employee’s term of employment. SERENA will hold such disclosures in confidence unless the Invention disclosed is transferred to SERENA pursuant to Paragraph 2(a) hereof.

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c. Prior Inventions

Except as listed in Attachment A hereto, Employee warrants that he or she presently has no right, title or interest in or to any Inventions. Employee agrees that any invention not so indicated in Attachment A at this time is subject to the provisions of paragraph 2(a) hereof.

d. Acknowledgment

Employee acknowledges that the copyright and intellectual property right in designs, computer programs, documentation, and other original works of authorship, created by Employee (solely or jointly with others) within the scope of Employee’s employment with SERENA belong to SERENA by operation of law, and that all such works that are protectable by copyright are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C. 101).

e. Moral Rights

With regard to any of the Inventions assigned by paragraph 2(a), SERENA and its subsidiaries, licensees (direct or indirect) are not required to designate Employee as author of any Inventions when distributed publicly or otherwise, nor to make any distribution. Employee waives and releases, to the extent permitted by law, all rights to the foregoing. In addition, Employee hereby transfers and assigns any “moral” rights to the extent such transfer or assignment is permitted by applicable law (U.S. or foreign) that Employee may have in any such Invention under any copyright or other similar or dissimilar law (e.g. Section 43(a) of Lanham Act), whether U.S. or foreign. Employee agrees to waive and never to assert any such “moral” rights in such Inventions during or after the termination of employment with SERENA.

Employee also acknowledges that SERENA, its subsidiaries and assigns have the unfettered right to adapt, change, modify, add to, subtract from and otherwise alter or deal with any such Invention of which Employee is an author, co-author, inventor or co-inventor, in whatever way SERENA chooses and that SERENA may grant other such right.

f. Exclusions of Certain Inventions

As provided in California Labor Code Section 2870, the provisions of Paragraph 2(a) hereof do not apply to any invention: i) developed entirely on Employee’s own time; ii) developed without the use of SERENA’s equipment, supplies, facilities or Confidential Information; iii) which in no way relates to SERENA’s business, or actual or anticipated research or development; and iv) which does not result from any work performed by Employee for SERENA. By signing this Agreement, Employee acknowledges a copy of this Agreement and of written notification of the revisions of Section 2870, a copy of which is attached hereto as Attachment B.

g. Assistance to SERENA

Employee agrees that at all times during and after Employee’s employment with SERENA, Employee will do whatever SERENA requests of Employee to assign any Inventions to SERENA or to assist SERENA in filing patent applications or otherwise gaining or securing title, right to use, copyrights, patents or the like for the Inventions described in Paragraph 2(a) hereof.

h. Injunctive Relief

Employee acknowledges that a violation of this paragraph of the Agreement will constitute immediate and irreparable damage to SERENA, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance and other equitable relief, in addition to any relief or remedies to which SERENA is entitled.

Dated:	August 18, 2002	Signature:	/s/ **

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Attachment A

Invention Disclosure

Employee represents that he or she has indicated in this Attachment all Inventions (as defined in the Agreement), if any, in which Employee owns or has owned any right or interest prior to employment with SERENA. Employee agrees that any present or future inventions not listed in the Attachment are subject to assignment under Paragraph 2(a) of the Agreement.

Brief Description of Inventions	Right, Title or Interest and Date Acquired
**	**

Dated:	August 18, 2002	/s/ **

Employee

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Attachment B

California Labor Code Section 2870

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception of reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer, or

(2)	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of the state and is unenforceable.